Exhibit 21.1

EXCEL TRUST, INC. SUBSIDIARIES

Excel Anthem, LLC, a Delaware limited liability company

Excel Bay Hill, LLC, a Delaware limited liability company

Excel Bay Hill Manager, LLC, a Delaware limited liability company

Excel Beckley, LLC, a Delaware limited liability company

Excel Brandywine, LLC, a Delaware limited liability company

Excel Brandywine II, LLC, a Delaware limited liability company

Excel Centennial, LLC, a Delaware limited liability company

Excel Centre Partners, LLC, a California limited liability company

Excel Dellagio, LLC, a Delaware limited liability company

Excel Dothan, LLC, a Delaware limited liability company

Excel Duncanville, LLC, a Delaware limited liability company

Excel Duncanville I, LP, a Delaware limited partnership

Excel East Chase LLC, a Delaware limited liability company

Excel Fitness, LLC, a Delaware limited liability company

Excel Fort Union, LLC, a Delaware limited liability company

Excel Foxwood, LLC, a Delaware limited liability company

Excel Gardens, LLC, a Delaware limited liability company

Excel Gilroy, LLC, a Delaware limited liability company

Excel Highland Reserve, LLC, a Delaware limited liability company

Excel Hulen, LLC, a Delaware limited liability company

Excel Lake Burden, LLC, a Delaware limited liability company

Excel Lake Pleasant, LLC, a Delaware limited liability company

Excel League City, LLC, a Delaware limited liability company

Excel League City, LP, a Delaware limited liability company

Excel Maguire I, LLC, a Delaware limited liability company

Excel Maguire II, LLC, a Delaware limited liability company

Excel Manteca, LLC, a Delaware limited liability company

Excel Milledgeville, LLC, a Delaware limited liability company

Excel Newport, LLC, a Delaware limited liability company

Excel Odessa, LLC, a Delaware limited liability company

Excel Orem, LLC, a Delaware limited liability company

Excel Pavilion Crossing, a Delaware limited liability company

Excel Promenade, LLC, a Delaware limited liability company

Excel Promenade Office, LLC, a Delaware limited liability company

Excel Red Boulder, LLC, a Delaware limited liability company

Excel Rockwall, LLC, a Delaware limited liability company

Excel Riverpoint, LP, a Delaware limited liability company

Excel Riverpoint, LLC, a Delaware limited liability company

Excel Rosewick, LLC, a Delaware limited liability company

Excel San Marcos, LLC, a Delaware limited liability company

Excel Sears Promenade, LLC, a Delaware limited liability company

Excel Spring Hill, LLC, a Delaware limited liability company

Excel Southlake, LLC, a Delaware limited liability company

Excel Southlake I, LP, a Delaware limited liability company

Excel St. Marys, LLC, a Delaware limited liability company

Excel Stockton, LLC, a Delaware limited liability company

Excel Tracy Pavilion, LLC, a Delaware limited liability company

Excel Trust, L.P., a Delaware limited partnership

Excel TRS, Inc., a Delaware corporation

Excel Turlock, LLC, a Delaware limited liability company

Excel Vestavia, LLC, a Delaware limited liability company

Excel WBM, LLC, a Delaware limited liability company

Excel WBV III, LLC, a Delaware limited liability company

Excel WBV V, LLC, a Delaware limited liability company

Five Forks GS, LLC, a Delaware limited liability company

Point Realty Advisors Inc., a Delaware corporation

Vestavia Outparcel Holdings, LLC, an Alabama limited liability company